Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2010, relating to the consolidated financial statements of Marshall & Ilsley Corporation, and the effectiveness of Marshall & Ilsley Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Marshall & Ilsley Corporation for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
September 21, 2010